                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):   September 20, 1995



                             JONES INTERCABLE, INC.
             (Exact name of registrant as specified in its charter)



        Colorado                  1-9953                84-0613514
        --------                  ------                ----------
(State of Organization)     (Commission File No.)     (IRS Employer
                                                    Identification No.)

P.O. Box 3309, Englewood, Colorado 80155-3309          (303) 792-3111
---------------------------------------------          --------------
(Address of principal executive office and Zip Code)   (Registrant's
                                                        telephone no.
                                                     including area code)

ITEM 5.  OTHER EVENTS

         In August 1995, Cable TV Fund 12-BCD Venture (the "Venture"), a Colorado joint venture in which Cable TV Fund 12-B, Ltd., Cable TV Fund 12-C, Ltd. and Cable TV Fund 12-D, Ltd., Colorado limited partnerships, are general partners, entered into a purchase and sale agreement pursuant to which the Venture agreed to sell the Tampa, Florida cable television system (the "Tampa System") to Jones Intercable, Inc. (the "Company"). The Company is the general partner of each of Cable TV Fund 12-B, Ltd., Cable TV Fund 12-C, Ltd. and Cable TV Fund 12-D, Ltd. Closing of the purchase of the Tampa System by the Company is expected to occur in early 1996. Upon closing, the Company anticipates exchanging the Tampa System with an unaffiliated cable television operator in return for systems owned by that operator.

         On September 20, 1995, a civil action entitled David Hirsch, on behalf of himself and all others similarly situated, Plaintiff vs. Jones Intercable, Inc., Defendant, was filed in the District Court, County of Arapahoe, State of Colorado (Case No. 95-CV-1800). The Plaintiff has brought the action as a class action on behalf of himself and all other limited partners of Cable TV Fund 12-D, Ltd. (the "Partnership") against the Company seeking to recover damages caused by the Company's alleged breaches of its fiduciary duties to the limited partners of the Partnership in connection with the sale to the Company of the Tampa System. The complaint also requests unspecified injunctive relief. The Company believes that it has meritorious defenses, and the Company intends to defend this lawsuit vigorously.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        JONES INTERCABLE, INC.,
                                        a Colorado corporation

Dated:  October 10, 1995                By: /s/ ROBERT S. ZINN
                                            -----------------------------
                                            Robert S. Zinn
                                            Acting Vice President










                                       3